UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report: March 17, 2015 Date of earliest event reported: March 12, 2015

SYNUTRA INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33397	13-4306188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2275 Research Blvd., Suite 500, Rockville, MD		20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 840-3888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

An annual meeting (“Annual Meeting”) of the stockholders of Synutra International, Inc., a Delaware corporation (the “Company”), was held on March 12, 2015.  The Company filed its definitive proxy statement in connection with the Annual Meeting with the U.S. Securities and Exchange Commission on January 28, 2015 (which can be viewed at: www.sec.gov).  The Company’s stockholders considered the following proposals at the Annual Meeting:

•	Proposal I: a proposal to elect each of Liang Zhang and Donghao Yang to the Company’s Board of Directors to serve as Class I directors;

•	Proposal II: a proposal to elect Joseph Chow to the Company’s Board of Directors to serve as Class II director; and

•
Proposal III: a proposal to ratify the appointment of Deloitte Touche Tohmatsu, Certified Public Accountants LLP, as the Company’s independent registered public accountant for the fiscal year ending March 31, 2015.

Voting Results

Proposal I: the election of Class I directors was approved as follows:

•	Liang Zhang has been elected with 26,788,072 “FOR” votes, 1,492,134 “WITHHELD” votes, and 4,933,153 “NON VOTES”; and

•	Donghao Yang has been elected with 26,583,290 “FOR” votes, 1,696,916 “WITHHELD” votes, and 4,933,153 “NON VOTES”.

Proposal II: the election of Class II director was approved as follows:

•	Joseph Chow has been elected with 26,583,290 “FOR” votes, 1,696,916 “WITHHELD” votes, and 4,933,153 “NON VOTES”; and

Proposal III: Ratification of Deloitte Touche Tohmatsu, Certified Public Accountants LLP, as the Company’s independent registered public accountant for the fiscal year ending March 31, 2015, was approved with 33,208,659 “FOR” votes, 4,000 “AGAINST” votes, and 700 “ABSTAIN” votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNUTRA INTERNATIONAL, INC. (Registrant)

Date:	March 17, 2015	By:	/s/ Weiguo Zhang
			Name:	Weiguo Zhang
			Title:	President and Chief Operating Officer